Exhibit 10.9

CommunitySouth Bancshares, Inc. 2005 Stock Incentive Plan and Form of Option Agreement.*

Exhibit 10.9

COMMUNITYSOUTH BANCSHARES, INC.

2005 STOCK INCENTIVE PLAN

COMMUNITYSOUTH BANCSHARES, INC.

2005 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	1

ARTICLE II THE PLAN	4

2.1 NAME	4
2.2 PURPOSE	5
2.3 EFFECTIVE DATE	5

ARTICLE III PARTICIPANTS	5

ARTICLE IV ADMINISTRATION	5

4.1 DUTIES AND POWERS OF THE COMMITTEE	5
4.2 INTERPRETATION; RULES	5
4.3 NO LIABILITY	6
4.4 MAJORITY RULE	6
4.5 COMPANY ASSISTANCE	6

ARTICLE V SHARES OF STOCK SUBJECT TO PLAN	6

5.1 LIMITATIONS	6
5.2 ANTIDILUTION	6

ARTICLE VI OPTIONS	7

6.1 TYPES OF OPTIONS GRANTED	7
6.2 OPTION GRANT AND AGREEMENT	7
6.3 OPTIONEE LIMITATIONS	8
6.4 $100,000 LIMITATION	8
6.5 EXERCISE PRICE	8
6.6 EXERCISE PERIOD	9
6.7 OPTION EXERCISE	9
6.8 NONTRASFERABILITY OF OPTION	9
6.9 TERMINATION OF EMPLOYMENT OR SERVICE	9
6.10 EMPLOYMENT RIGHTS	10
6.11 CERTAIN SUCCESSOR OPTIONS	10
6.12 FORFEITURE BY ORDER OF REGULATORY AGENCY	10
6.13 EFFECT OF A CORPORATE TRANSACTION	10

ARTICLE VII STOCK CERTIFICATES	10

ARTICLE VIII TERMINATION AND AMENDMENT	11

8.1 TERMINATION AND AMENDMENT	11
8.2 EFFECT ON GRANTEE'S RIGHTS	11

(i)

ARTICLE IX RELATIONSHIP TO OTHER COMPENSATION PLANS	11

ARTICLE X MISCELLANEOUS	11

10.1 REPLACEMENT OR AMENDED GRANTS	11
10.2 FORFEITURE FOR COMPETITION	11
10.3 LEAVE OF ABSENCE	12
10.4 PLAN BINDING ON SUCCESSORS	12
10.5 HEADINGS, ETC., NO PART OF PLAN	12
10.6 SECTION 16 COMPLIANCE	12

(ii)

COMMUNITYSOUTH BANCSHARES, INC.
2005 STOCK INCENTIVE PLAN

ARTICLE I
DEFINITIONS

        As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

        “Board” shall mean the Board of Directors of the Company.

        “Cause” (i) with respect to the Company or any subsidiary which employs the recipient of an Option (the “recipient”) or for which such recipient primarily performs services, the commission by the recipient of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company’s or the subsidiary’s fidelity bond; (ii) the willful engaging by the recipient in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any subsidiary, monetarily or otherwise, including, but not limited, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any subsidiaries and competing with the Company or its subsidiaries, or soliciting employees, consultants or customers of the Company in violation of law or any employment or other agreement to which the recipient is a party; or (iii) the willful and continued failure or habitual neglect by the recipient to perform his or her duties with the Company or the subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the recipient shall be deemed be “willful” unless done or omitted to be done by recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Company and/or the subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan. “Cause” under either (i), (ii) or (iii) shall be determined by the Committee.

        “Code” shall mean the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

        “Committee” shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. In selecting the Committee, the Board shall consider (i) the benefits under Section 162(m) of the Code of having a Committee composed of “outside directors” (as that term is defined in the Code) for certain grants of Options to highly compensated executives, and (ii) the benefits under Rule 16b-3 of having a Committee composed of either the entire Board or a Committee of at least two Directors who are Non-Employee Directors for Options granted to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean the Board.

        “Company” shall mean CommunitySouth Bancshares, Inc., a South Carolina corporation.

        “Corporate Transaction” shall mean the occurrence of any of the following events, unless such event is a result of a Non-Control Transaction:

(i)	the individuals who are members of the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least 50% of the Board of Directors of the Company; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved in advance by a vote of at least 50% of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest, or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors of the Company, including by reason of any agreement intended to avoid or settle any election contest or proxy contest.

(ii)	an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Corporate Transaction has occurred, Voting Securities which are acquired in a Non-Control Transaction shall not constitute a Corporate Transaction under the Plan.

(iii)	consummation of: (i) a merger, consolidation, or reorganization involving the Company; (ii) a complete liquidation or dissolution of the Company; or (iii) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(iv)	a notice of an application is filed with the South Carolina Board of Financial Institutions or the Federal Reserve Board or any other bank or thrift regulatory approval (or notice of no disapproval) is granted by the Federal Reserve, South Carolina Board of Financial Institutions, the OCC, the Federal Deposit Insurance Corporation, or any other regulatory authority for permission to acquire control of the Company or any of its banking subsidiaries; provided that if the application is filed in connection with a transaction which has been approved by the Board, then the Corporate Transaction shall not be deemed to occur until consummation of the transaction.

        “Non-Control Transaction” shall mean a transaction described below:

(i)	the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(ii)	immediately following such merger, consolidation or reorganization, the number of directors on the board of directors of the Surviving Corporation who were members of the Incumbent Board shall at least equal the number of directors who were affiliated with or appointed by the other party to the merger, consolidation or reorganization.

        “Director” shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        “Employee” shall mean a person who constitutes an employee of the Company as such term is defined in the instructions to the Form S-8 Registration Statement under the Securities Act of 1933, and also includes non-employees to whom an offer of employment has been extended.

        “Exchange Act” shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

        “Exercise Price” shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

        “Fair Market Value” on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company’s current and future earnings.

        “Incentive Stock Option” shall mean an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

        “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or “no-action” positions with respect thereto issued by the Securities and Exchange Commission.

        “Officer” shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

        “Option” shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

        “Optionee” shall mean a person to whom an Option has been granted hereunder.

        “Parent” shall mean any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the Company or a Subsidiary owns stock possessing 50% or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

        “Permanent and Total Disability” shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

        “Plan” shall mean the CommunitySouth Bancshares, Inc. 2005 Stock Incentive Plan, the terms of which are set forth herein.

        “Purchasable” shall refer to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

        “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

        “Section 16 Insider” shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

        “Stock” shall mean the Common Stock, par value $0.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

        “Stock Option Agreement” shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II
THE PLAN

        2.1     Name. This Plan shall be known as “CommunitySouth Bancshares, Inc. 2005 Stock Incentive Plan.”

        2.2      Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries, and its shareholders by affording Employees and Directors of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the Options is to promote the growth and profitability of the Company and its Subsidiaries because the Optionees will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

        2.3      Effective Date. The Plan shall become effective on March 15, 2005; provided, however, that if the shareholders of the Company have not approved the Plan on or prior to the first anniversary of such effective date, then all options granted under the Plan shall be non-incentive Stock Options. If, at the time of any amendment to the Plan, shareholder approval is required by the Code for Incentive Stock Options and such shareholder approval has not been obtained (or is not obtained within 12 months thereof), any Incentive Stock Options issued under the Plan shall automatically become options which do not qualify as Incentive Stock Options.

ARTICLE III
PARTICIPANTS

        The class of persons eligible to participate in the Plan shall consist of all Directors and Employees of the Company or any Subsidiary.

ARTICLE IV
ADMINISTRATION

        4.1      Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of the Plan and may grant Options singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. The Committee shall also have the discretion and authority to waive any provision of the Plan or to delegate to any Officer its power to grant Options under the Plan to Employees, but not to Employees who are Officers or Directors.

        4.2      Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations. If an option granted under the Plan is intended to be an Incentive Stock Option but does not qualify as an Incentive Stock Option for any reason, then the option granted shall remain valid but shall be a non-Incentive Stock Option.

        4.3      No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

        4.4      Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

        4.5      Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN

        5.1      Limitations. The maximum number of shares that may be issued hereunder shall initially be 629,147 [and thereafter shall automatically be increased each time the Company issues additional shares of Stock so that the total number of shares issuable hereunder shall at all times equal 21% of the then outstanding shares of Stock, unless in any case the Board of Directors adopts a resolution providing that the number of shares issuable under this Plan shall not be so increased. Notwithstanding the above, the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 629,147 (other than pursuant to antidilution adjustments) without shareholder approval. In addition, the number of shares that may be issued hereunder shall be subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options or non-Incentive Stock Options. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

        If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

        5.2      Antidilution.

                    (a)     If (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger,

consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (y) any spin-off, spin-out or other distribution of assets materially affects the price of the Company’s stock, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company’s outstanding option grants, then:

(i) the aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted proportionately by the Committee; and

(ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options shall be adjusted proportionately by the Committee.

                    (b)     If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its sole discretion, may (but is not required to), notify all Optionees that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

                    (c)     If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders.

                    (d)     The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI
OPTIONS

        6.1      Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

        6.2      Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock

Option shall be stated in the Stock Option Agreement. In structuring the terms of each Option, the Committee shall follow the guidelines set forth in the FDIC statement of policy relating to applications for deposit insurance, including that the terms should encourage each Optionee to remain involved in the Company and/or its Subsidiaries, such as by having a vesting period of equal percentages each year over the initial three years following the grant of the Option and a requirement that the Option be exercised or expire no later than 90 days after termination as an active officer or employee. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company’s shareholders. Separate stock option agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee’s interest in, the Options evidenced thereby.

        6.3      Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

                    (a)     is not an employee of the Company or any of its Subsidiaries (as the term “employee” is defined by the Code); or

                    (b)     owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), only common stock of the Company owned by the Optionee at the time of grant will be considered in the 10% owner calculation. A person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants and (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein.

        6.4      $100,000 Limitation. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Parent or Subsidiary, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided, however, that to the extent that the aggregate Fair Market Value of the stock subject to the Incentive Stock Options does in fact exceed the $100,000 limitation described in this Section 6.4, the excess shall be treated as an Option not qualifying as an Incentive Stock Option, with the determination to be made in the order the Options are granted.

        6.5      Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

        6.6      Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option shall provide that such Option shall not be exercisable after ten years from the date of grant of the Option.

        6.7      Option Exercise.

                    (a)     Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

                    (b)     An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

                    (c)     The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made.

                    (d)     In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise.

                    (e)     The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

        6.8      Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, and, during the lifetime of an Optionee, Options shall transferable, upon approval by the Committee, in the event of the Optionee’s death or disability, and all such Options shall be exercisable only by the Optionee (or by such Optionee’s guardian or legal representative, should one be appointed, or by the transferee in the event of a transfer following the Optionee’s disability).

        6.9      Termination of Employment or Service. The Committee shall have the power to specify the effect upon an Optionee’s right to exercise an Option upon termination of such Optionee’s employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, not to exceed 90 days. Subject to Section 6.2, unless a Stock Option Agreement specifically provides otherwise, in the event the recipient of an Option is terminated from his or her employment or other service to the Company or its subsidiaries for Cause, Options, whether vested or unvested, granted to such person shall terminate immediately and shall not thereafter be exercisable.

        6.10     Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person’s employment at any time.

        6.11     Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

        6.12     Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution Subsidiaries’ capital falls below the minimum requirements contained in 12 CFR 3 or below a higher requirement as determined by the Company’s or such Subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Optionees to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

        6.13     Effect of a Corporate Transaction. All Options, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that the Options shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all shares at the time subject to such Options and may be exercised for any or all of those shares as fully vested shares of Stock.

ARTICLE VII
STOCK CERTIFICATES

        The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

                    (a)     The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

                    (b)     The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

                    (c)     The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

                    (d)     The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

        Stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such approvals.

ARTICLE VIII
TERMINATION AND AMENDMENT

        8.1      Termination and Amendment. The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

                    (a)     Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section 5.2 hereof; or

                    (b)     Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.

        8.2      Effect on Optionee’s Rights. No termination, amendment, or modification of the Plan shall affect adversely a Optionee’s rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

ARTICLE IX
RELATIONSHIP TO OTHER COMPENSATION PLANS

        The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

ARTICLE X
MISCELLANEOUS

        10.1      Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. However no modification of an Option shall adversely affect a Optionee’s rights under a Stock Option Agreement without the consent of the Optionee or his legal representative.

        10.2      Forfeiture for Competition. If a Optionee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee’s rights under any Options outstanding hereunder shall be forfeited and terminated subject in each case to a determination to the contrary by the Committee.

        10.3      Leave of Absence. Unless provided otherwise in a particular Stock Option Agreement, the following provisions shall apply upon an Optionee’s commencement of an authorized leave of absence:

                    (a)     The exercise schedule in effect for such Option shall be frozen as of the first day of the authorized leave, and the Option shall not become exercisable for any additional installments of shares of Stock during the period Optionee remains on such leave.

                    (b)     Should the Optionee resume active Employee status within 60 days after the start date of the authorized leave, Optionee shall, for purposes of the applicable exercise schedule, receive service credit for the entire period of such leave. If the Optionee does not resume active Employee status within such 60-day period, then no service credit shall be given for the entire period of such leave.

                    (c)     If the Option is an Incentive Stock Option, then the following additional provision shall apply:

If the leave of absence continues for more than three months, then the Option shall automatically convert to a Non-Incentive Stock Option under the Federal tax laws upon the expiration of such three-month period, unless the Optionee’s reemployment rights are guaranteed by statute or written agreement. Following any such conversion of the Option, all subsequent exercises of the Option, whether effected before or after Optionee’s return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

                    (d)     In no event shall the Option become exercisable for any additional shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

        10.4      Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

        10.5      Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

        10.6      Section 16 Compliance. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee. In addition, if necessary to comply with Rule 16b-3 with respect to any grant of an Option hereunder, and in addition to any other vesting or holding period specified hereunder or in an applicable Stock Option Agreement, any Section 16 Insider acquiring an Option shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a minimum of six months.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of March 15, 2005, in accordance with the authority provided by the Board of Directors.

COMMUNITYSOUTH BANCSHARES, INC.

By: /s/ C. Allan Ducker, III
Name: C. Allan Ducker, III
Title: Chief Executive Officer

Exhibit A

TO THE
COMMUNITYSOUTH BANCSHARES, INC.
2005 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE

        The undersigned hereby notifies CommunitySouth Bancshares, Inc. (the “Company”) of this election to exercise the undersigned’s stock option to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Stock Option Agreement (the “Agreement”) between the undersigned and the Company dated _______________, 20__. Accompanying this Notice is (1) a certified or a cashier’s check in the amount of $______________ payable to the Company, and/or (2) _______________ shares of the Company’s Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the CommunitySouth Bancshares, Inc. 2005 Stock Incentive Plan) as of the date hereof of $__________________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the Agreement).

        IN WITNESS WHEREOF, the undersigned has set his hand and seal, this ____ day of ____________, 20____.

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR,
EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:_________________________________
Position (if other than Optionee): _________________

EXHIBIT B
to
COMMUNITYSOUTH BANCSHARES, INC.
2005 STOCK INCENTIVE PLAN
Form of Employee Stock Option Agreement Certificate

Employee Stock Option Agreement Certificate

CommunitySouth Bancshares, Inc.

STOCK OPTION CERTIFICATE

[Insert Name]

        CommunitySouth Bancshares, Inc., a South Carolina corporation (the “Company”), hereby grants to the optionee named above (the “Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (the “Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions on the reverse side of this Stock Option Certificate and in the Company’s 2005 Stock Incentive Plan (the “Plan”), which are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

This Option (Check One) [ ] is [ ] is not an
Incentive Stock Option	Shares subject to issuance under this Option shall be	The Optionee hereby acknowledges receipt
	eligible for exercise according to the following	of a copy of the Plan, represents that he
No. of Shares Subject to Option:______	vesting schedule, subject to the conditions set forth	or she has read and understands the terms
	on the reverse side of this Stock Option Certificate:	and provisions of the Plan, and accepts
Exercise Price Per Share: $________		this Option subject to all the terms and
conditions of the Plan and this Stock
Expiration Date:___________________	Vesting Schedule	Option Certificate. The Optionee
	Date No. of Shares	acknowledges that there may be adverse
Date of Grant:_____________________		tax consequences upon exercise of this
Option or disposition of the Shares and
In Witness Whereof, this Stock Option Certificate		that he or she should consult a tax
has been executed by the Company by a duly		adviser prior to such exercise or
authorized officer as of the date of grant		disposition.
Optionee
CommunitySouth Bancshares, Inc.
Signature:__________________________
By:_________________________________
Name: C. Allan Ducker		Optionee Name:_____________________
Title: President and Chief Executive Officer		Address:___________________________
__________________________________
__________________________________

This is not a stock certificate or a negotiable instrument.

1.     Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

2.     Restrictions on Transferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

3.     Termination of Employment. (a) In the event of the termination of the Optionee’s employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise this Option at any time within three months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination. At the end of this three month period, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(b)     In the event of a termination of the Optionee’s employment that is either (i) for cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c)     In the event of termination of employment because of the Optionee’s Permanent and Total Disability, the Optionee (or his or her personal representative) may exercise this Option within a period ending on the earlier of (i) the last day of the one year period following the Optionee’s Permanent and Total Disability or (ii) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

(d)     Subject to Section 5 below, in the event of the retirement of the Optionee after a minimum of five years of employment or the age of 55 (whichever occurs first), the Optionee shall continue to have the right to exercise any options for shares which were Purchasable at the date of the Optionee’s retirement if within 10 days following the date of retirement the Optionee enters into a non-compete agreement in the form specified by the Company (or, if the Optionee has an existing agreement with the Company containing a non-compete provision, if the Optionee acknowledges and confirms the continuing effectiveness of such agreement) and the Optionee continues to comply with such non-compete agreement. The Optionee acknowledges that any incentive stock options may become nonqualified stock options upon the extension of the term as described in this Section.

(e)     In the event of the Optionee’s death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 4 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 2 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee’s employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

4.     Notice of Exercise. This Option may be exercised by the Optionee, by a written notice signed by the Optionee and delivered or mailed to the Company as specified in this Agreement to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier’s check accompanied by the number of shares of stock where Fair Market Value when added to the amount of the check equal the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option. In the event of the Optionee’s death or Permanent and Total Disability, the Option may be exercised as described above by, and the Option shall be granted in the name of, the Optionee’s administrators, executors or personal representatives.

5.     Forfeiture. (a) The forfeiture provisions described Section 5(b) below will be triggered (i) if the Optionee breaches any noncompetition, nonsoliciation, or similar provision of an agreement then in effect between the Optionee and the Company or any of its subsidiaries or (ii) if the Optionee is not then subject to any such agreement, then if at any time within the later of (x) one year after termination of the Optionee’s employment or (y) one year after the Optionee’s exercise of any portion of this Option, the Optionee engages in any of the Forfeiture Activities. “Forfeiture Activity” for purposes of clause (ii) above shall include (A) the provision of services to a competitor of the Company or any of its subsidiaries within any county that the Company has an office or operates a branch, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee; (B) any activity which constitutes a violation of any confidentiality or similar provision of any agreement between the Company and the Optionee or violation by the Optionee of any Company policies pertaining to such matters; or (c) any activity which is inimical, contrary, or harmful to the interests of the Company (including conduct related to the Optionee’s employment for which either criminal or civil penalties against the Optionee may be sought or violation of the Company’s policies, including the Company’s insider trading policy).

(b)     If the forfeiture provisions are triggered pursuant to Section 5(a) above, then (i) this Option shall terminate effective the date on which the Optionee breaches the agreement or engages in the Forfeiture Activity, unless terminating sooner by operation of another term or condition of this Option or the Plan, and (ii) any Option Gain realized by the Optionee from exercising all or a portion of this Option within the preceding year shall be paid by the Optionee to the Company. “Option Gain” shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase, but net of any taxes actually paid on the gain.
(c)    By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Optionee owes the Company under this Section. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Optionee to the Company, calculated as set forth above, the Optionee shall pay immediately the unpaid balance to the Company. The Optionee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

(d)     The Optionee may be released from its obligations under this Section only if the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

6.     Vesting and Exercise of Shares. This Option shall vest and become exercisable in accordance with the vesting schedule set forth on the front of this Stock Option Certificate if the Option has not been terminated prior to such date pursuant to Section 3. However, the Option shall not continue to vest during the limited period of exercisability following the Optionee’s termination of employment provided for in Section 3 above. During such period, the Option may only be exercised with respect to the number of shares for which it was exercisable at the time of such termination of employment. After vesting, the Option may be exercised with respect to the vested shares at any time until the Expiration Date if the Option has not been terminated prior to such date pursuant to Section 3.

7.     Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. Regulators of the Company or any of its Subsidiaries may direct the Company to require the Optionee to exercise or forfeit some of all of this Option if the Company’s or any of its Subsidiaries’ capital falls below minimum regulatory requirements. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of stock complies with the provisions described by this Section.

8.     Miscellaneous. (a) The number of Shares subject to this Option, the Exercise Price, and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Stock Incentive Plan.

(b)     This agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(c)     This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

(d)     Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth on the reverse side of this Stock Option Certificate and, if to the Company, to the address of its then current executive offices.

(e)     This Agreement may not be modified except in writing executed by each of the parties hereto.

(f)     This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries